EXHIBIT 99.1

FOSTER WHEELER ANNOUNCES HIGHEST EARNINGS IN ITS 116-YEAR HISTORY

•	2006 earnings more than double the previous record
•	Third consecutive quarterly earnings record

HAMILTON, BERMUDA, February 27, 2007—Foster Wheeler Ltd. (Nasdaq: FWLT) today announced record full-year and quarterly net income for the period ended December 29, 2006.

Net income for the full year 2006 was $196.4 million, or $2.78 per diluted share, excluding (i) an asbestos-related net gain of $100.1 million, (ii) $27.4 million in charges relating to successful debt reduction initiatives and the voluntary termination of the Company’s former domestic credit agreement, and (iii) $7.1 million in costs relating to the closure of the Global Power Group’s (GPG) Canadian office. The $196.4 million is a new earnings record and is more than double the Company’s previous record. Including the items listed above, net income for the year was $262.0 million, or $3.43 per diluted share.

The Company also reported record quarterly net income for the third consecutive quarter. Net income for the fourth quarter of 2006 was $85.9 million, or $1.20 per diluted share, excluding (i) an asbestos-related provision of $15.5 million, (ii) $0.1 million in costs arising from the voluntary termination of the Company’s former domestic credit agreement, and (iii) the $7.1 million in costs relating to the closure of the GPG’s Canadian office. Including these items, net income for the quarter was $63.1 million, or $0.88 per diluted share.

“2006 was an outstanding year for Foster Wheeler.  I would like to congratulate our management team and recognize all of our employees worldwide for transforming the earning capability of this company to a level that far exceeds any prior period in our Company’s 116-year history,” said Raymond J. Milchovich, chairman and chief executive officer.  “The combination of the commercial and operational excellence demonstrated by our Global E&C Group and its 47 percent increase in capacity during 2006 has driven our Company’s earnings and earnings growth and positioned us for a very bright future.”

EBITDA

Consolidated EBITDA for the full-year 2006, also a new Company record, was $333.9 million, excluding (i) the $100.1 million asbestos-related net gain, (ii) the $27.4 million in charges relating to successful debt reduction initiatives and the voluntary termination of the Company’s former domestic credit agreement, and (iii) the $7.1 million in costs for the closure of the GPG’s Canadian office. Including these items, full-year 2006 EBITDA was $399.5 million.

Consolidated fourth quarter 2006 EBITDA was $128.9 million, excluding (i) the asbestos-related provision of $15.5 million, (ii) the $0.1 million costs arising from the voluntary termination of the Company’s former domestic credit agreement and (iii) the $7.1 million costs relating to the closure of the GPG’s Canadian office. Including these items, fourth-quarter 2006 EBITDA was $106.1 million.

The Company began recording stock option compensation expense in 2006. $1.7 million and $7.3 million, respectively, were expensed in the fourth quarter and full-year 2006.

New Orders, Revenues and Backlog

New orders for the full-year 2006, measured in Foster Wheeler scope, which excludes flow-through costs, increased to $3.0 billion, up 18 percent from $2.6 billion in 2005.

Scope operating revenues for the full-year 2006 increased to $2.8 billion, up by 56 percent from $1.8 billion in 2005.

Year-end 2006 scope backlog increased to $2.5 billion, up 17 percent from $2.2 billion at year-end 2005.

Cash and Liquidity

The Company had a record $630.0 million of cash and short-term investments at year-end 2006. This total cash balance compares with $509.7 million at the end of the third quarter of 2006, and $372.7 million at year-end 2005. The substantial cash increase during 2006 resulted primarily from net cash generated by operations of $263.7 million, driven by the very strong operating performance in the Global E&C Group.

Asbestos

The Company recorded a net gain from its asbestos management program in 2006 of $100.1 million, reflecting (i) a $115.6 million gain from four insurance settlements and the successful appeal of a court decision in the Company’s pending asbestos-related insurance coverage litigation, and (ii) a $15.5 million charge in the fourth quarter of 2006 resulting from the Company’s year-end update of its 15-year estimate of its asbestos liabilities and related assets.

Calculation of EBITDA

EBITDA is a supplemental, non-generally accepted accounting principle financial measure. EBITDA is defined as income before income taxes, interest expense, depreciation and amortization. The Company has presented EBITDA because it believes it is an important supplemental measure of operating performance. EBITDA, after adjustment for certain unusual and infrequent items specifically excluded in the terms of the Company’s current and prior senior credit agreements, is used for certain covenants under its current and prior senior credit agreements. The Company believes that the line item on its consolidated statement of operations and comprehensive income/(loss) entitled “net income/(loss)” is the most directly comparable generally accepted accounting principle (“GAAP”) financial measure to EBITDA. Since EBITDA is not a measure of performance calculated in accordance with GAAP, it should not be considered in isolation of, or as a substitute for, net income/(loss) as an indicator of operating performance or any other GAAP financial measure.

EBITDA, as calculated by the Company, may not be comparable to similarly titled measures employed by other companies. In addition, this measure does not necessarily represent funds available for discretionary use, and is not necessarily a measure of the Company’s ability to fund its cash needs. As EBITDA excludes certain financial information compared with net income/(loss), the most directly comparable GAAP financial measure, users of this financial information should consider the type of events and transactions that are excluded.

The Company’s non-GAAP performance measure, EBITDA, has certain material limitations as follows:

•
It does not include interest expense. Because the Company has borrowed money to finance some of its operations, interest is a necessary and ongoing part of its costs and has assisted the Company in generating revenue. Therefore, any measure that excludes interest has material limitations;

•	It does not include taxes. Because the payment of taxes is a necessary and ongoing part of the Company’s operations, any measure that excludes taxes has material limitations;

•
It does not include depreciation. Because the Company must utilize substantial property, plant and equipment in order to generate revenues in its operations, depreciation is a necessary and ongoing part of its costs. Therefore, any measure that excludes depreciation has material limitations.

# # #
07-198

Notes to Editor:

1.
Foster Wheeler scope (“scope”): metrics measured in Foster Wheeler scope exclude third-party costs incurred by the Company on a reimbursable basis as agent or principal on which no markup is earned (i.e., flow-through costs).

2.	Consolidated Statements, including reconciliation of EBITDA, follow.

3.
Foster Wheeler will conduct a conference call with analysts today, February 27, at 3:00 p.m. (Eastern). The call will be accessible to the public by telephone or Webcast. To listen to the call by telephone in the United States, dial 866-425-6195 (conference I.D. No.8409079#) approximately ten minutes before the call. International access is available by dialing 973-935-8572 (conference I.D. No. 8409079#). The conference call will also be available over the Internet at www.fwc.com or through StreetEvents at www.streetevents.com . A replay of the call will be available on the company's Web site as well as by telephone. To listen to the replay by telephone, dial 877-519-4471 or 973-341-3080 (replay passcode 8409079# required) starting one hour after the conclusion of the call through 8:00 p.m. (Eastern) on Tuesday, March 13, 2007. The replay can also be accessed on the company's Web site for two weeks following the call.

4.
Foster Wheeler Ltd. is a global company offering, through its subsidiaries, a broad range of design, engineering, construction, manufacturing, project development and management, research and plant operation services. Foster Wheeler serves the refining, upstream oil and gas, LNG and gas-to-liquids, petrochemicals, chemicals, power, pharmaceuticals, biotechnology and healthcare industries. The corporation is based in Hamilton, Bermuda, and its operational headquarters are in Clinton, New Jersey, USA. For more information about Foster Wheeler, please visit our Web site at www.fwc.com.

5.	Safe Harbor Statement

This press release may contain forward-looking statements that are based on the Company’s assumptions, expectations and projections about Foster Wheeler and the various industries within which it operates. These include statements regarding the Company’s expectation about revenues (including as expressed by its backlog), its liquidity, the outcome of litigation and legal proceedings and recoveries from customers for claims, and the costs of current and future asbestos claims and the amount and timing of related insurance recoveries. Such forward-looking statements by their nature involve a degree of risk and uncertainty. The Company cautions that a variety of factors, including but not limited to the factors described under Part II, Item 1A. “Risk Factors” in its most recent quarterly report on Form 10-Q, could cause business conditions and results to differ materially from what is contained in forward-looking statements: changes in the rate of economic growth in the United States and other major international economies; changes in investment by the oil and gas, oil refining, chemical/petrochemical and power industries; changes in the financial condition of the Company’s customers; changes in regulatory environment; changes in project design or schedules; contract cancellations; changes in the Company’s estimates of costs to complete projects; changes in trade, monetary and fiscal policies worldwide; currency fluctuations; war and/or terrorist attacks on facilities either owned or where equipment or services are or may be provided; interruptions to shipping lanes or other methods of transport; outcomes of pending and future litigation, including litigation regarding the Company’s liability for damages and insurance coverage for asbestos exposure; protection and validity of the Company’s patents and other intellectual property rights; increasing competition by foreign and domestic companies; compliance with the Company’s debt covenants; recoverability of claims against the Company’s customers and others by the Company and claims by third parties against the Company; and changes in estimates used in the Company’s critical accounting policies. Other factors and assumptions not identified above were also involved in the formation of these forward-looking statements and the failure of such other assumptions to be realized, as well as other factors, may also cause actual results to differ materially from those projected. Most of these factors are difficult to predict accurately and are generally beyond the Company’s control. You should consider the areas of risk described above in connection with any forward-looking statements that may be made by the Company. Foster Wheeler undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any additional disclosures the Company makes in proxy statements, quarterly reports on Form 10-Q, annual reports on Form 10-K and current reports on Form 8-K filed with the Securities and Exchange Commission.

# # #
Contacts:
Media	Maureen Bingert	908 730 4444	E-mail: maureen_bingert@fwc.com
Investor Relations	Kevin Hagan	908 713 2034	E-mail: kevin_hagan@fwc.com
Other Inquiries		908 730 4000	fw@fwc.com

Foster Wheeler Ltd. and Subsidiaries
Consolidated Statement of Operations - Summary
(in thousands of dollars, except share data and per share amounts)
Unaudited

	Three months ended		Year ended
	December 29, 2006	December 30, 2005	December 29, 2006	December 30, 2005

Unfilled orders	$5,431,400	$3,692,300	$5,431,400	$3,692,300
New orders booked	368,200	1,318,100	4,892,200	4,163,000

Operating revenues	$1,193,319	$618,516	$3,495,048	$2,199,955
Cost of operating revenues	(1,022,981)	(545,776)	(2,987,261)	(1,853,613)

Contract profit	170,338	72,740	507,787	346,342

Selling, general & administrative expenses	(65,760)	(63,100)	(225,330)	(216,691)
Other income	22,479	19,338	63,729	63,723
Other deductions	(12,383)	(10,845)	(45,453)	(36,529)
Interest expense	(5,141)	(9,206)	(24,944)	(50,618)
Minority interest	(1,538)	521	(4,789)	(4,382)
Net asbestos-related gains/(provision)	(15,533)	(113,680)	100,131	(113,680)
Prior domestic senior credit agreement fees and expenses	(132)	0	(14,955)	0
Loss on debt reduction initiatives	0	(16,833)	(12,483)	(58,346)
Income/(loss) before income taxes	92,330	(121,065)	343,693	(70,181)
Provision for income taxes	(29,222)	(1,097)	(81,709)	(39,568)
Net income/(loss)	63,108	(122,162)	261,984	(109,749)

Other comprehensive income/(loss):
Foreign currency translation adjustment	34,375	(25,534)	31,612	(22,928)
Minimum pension liability adjustment, net of tax	40,625	4,875	40,087	4,875
Net gain on derivative instruments designated as cash flow hedges, net of tax	1,038	0	342	0
Net comprehensive income/(loss)	$139,146	$(142,821)	$334,025	$(127,802)

Earnings/(loss) per common share:
Basic	$0.92	$(2.27)	$3.65	$(2.36)

Diluted	$0.88	$(2.27)	$3.43	$(2.36)

Shares Outstanding:
Weighted-average number of common shares outstanding for basic earnings/(loss) per common share	68,377,674	53,916,436	66,498,192	46,570,088

Weighted-average number of common shares outstanding for diluted earnings/(loss) per common share	71,447,359	53,916,436	70,608,988	46,570,088

Foster Wheeler Ltd. and Subsidiaries
Major Business Groups
(in thousands of dollars)
Unaudited

	Three months ended		Year ended
	December 29, 2006	December 30, 2005	December 29, 2006	December 30, 2005

Global Engineering & Construction Group
Unfilled orders - in future revenues	$4,501,500	$2,730,700	$4,501,500	$2,730,700
New orders booked - in future revenues	225,100	917,300	3,695,300	3,080,900
Operating revenues	703,722	427,033	2,219,104	1,471,948
EBITDA	102,270	32,077	323,297	165,629

Foster Wheeler Scope (1):
Unfilled orders	1,611,500	1,212,400	1,611,500	1,212,400
New orders booked	216,800	301,500	1,839,400	1,495,700
Operating revenues	439,100	273,300	1,530,300	1,072,500

Global Power Group
Unfilled orders - in future revenues	929,900	961,600	929,900	961,600
New orders booked - in future revenues	143,100	400,800	1,196,900	1,082,100
Operating revenues	489,597	191,490	1,275,944	728,024
EBITDA	38,697	17,092	95,039	107,266

Foster Wheeler Scope (1):
Unfilled orders	916,700	947,300	916,700	947,300
New orders booked	140,500	397,400	1,185,300	1,068,900
Operating revenues	485,800	188,000	1,263,200	714,800

Corporate and Financial Services (2)
Unfilled orders - in future revenues	0	0	0	0
New orders booked - in future revenues	0	0	0	0
Operating revenues	0	(7)	0	(17)
EBITDA	(34,903)	(154,174)	(18,822)	(264,243)

Consolidated
Unfilled orders - in future revenues	5,431,400	3,692,300	5,431,400	3,692,300
New orders booked - in future revenues	368,200	1,318,100	4,892,200	4,163,000
Operating revenues	1,193,319	618,516	3,495,048	2,199,955
EBITDA	106,064	(105,005)	399,514	8,652

Foster Wheeler Scope (1):
Unfilled orders	2,528,200	2,159,700	2,528,200	2,159,700
New orders booked	357,300	698,900	3,024,700	2,564,600
Operating revenues	924,900	461,300	2,793,500	1,787,300

(1)   Foster Wheeler Scope represents that portion of unfilled orders, new orders booked and operating revenues on which profit can be earned. Foster Wheeler Scope excludes third party costs incurred by us as agent or principal on a reimburseable basis.

(2)   Includes intersegment eliminations.

Foster Wheeler Ltd. and Subsidiaries
Major Business Groups
(in thousands of dollars)
Unaudited

	Three months ended		Year ended
	December 29, 2006	December 30, 2005	December 29, 2006	December 30, 2005

Global Engineering & Construction Group

EBITDA	$102,270	$32,077	$323,297	$165,629
Less: Interest expense	(2,383)	(3,042)	(12,020)	(13,145)
Less: Depreciation/amortization	(3,071)	(1,702)	(9,766)	(7,234)
Income before income taxes	96,816	27,333	301,511	145,250
Provision for income taxes	(35,401)	5,687	(89,696)	(27,652)
Net income	61,415	33,020	211,815	117,598

Global Power Group

EBITDA	38,697	17,092	95,039	107,266
Less: Interest expense	(1,431)	(4,888)	(20,724)	(26,131)
Less: Depreciation/amortization	(5,181)	(4,808)	(19,748)	(19,508)
Income before income taxes	32,085	7,396	54,567	61,627
Provision for income taxes	(13,773)	(7,990)	(26,536)	(19,191)
Net income/(loss)	18,312	(594)	28,031	42,436

Corporate and Financial Services (1)

EBITDA	(34,903)	(154,174)	(18,822)	(264,243)
Add/Less: Eliminations / (interest expense)	(1,327)	(1,276)	7,800	(11,342)
Less: Depreciation/amortization	(341)	(344)	(1,363)	(1,473)
Income/(loss) before income taxes	(36,571)	(155,794)	(12,385)	(277,058)
Benefit/(provision) for income taxes	19,952	1,206	34,523	7,275
Net income/(loss)	(16,619)	(154,588)	22,138	(269,783)

Consolidated

EBITDA	106,064	(105,005)	399,514	8,652
Less: Interest expense	(5,141)	(9,206)	(24,944)	(50,618)
Less: Depreciation/amortization	(8,593)	(6,854)	(30,877)	(28,215)
Income/(loss) before income taxes	92,330	(121,065)	343,693	(70,181)
Provision for income taxes	(29,222)	(1,097)	(81,709)	(39,568)
Net income/(loss)	63,108	(122,162)	261,984	(109,749)

(1)	Includes intersegment eliminations

Foster Wheeler Ltd. and Subsidiaries
Consolidated Balance Sheet
(in thousands of dollars)
Unaudited

ASSETS	December 29, 2006	December 30, 2005

Current Assets:
Cash and cash equivalents	$610,887	$350,669
Accounts and notes receivable, net
Trade	483,819	263,782
Other	83,497	56,818
Contracts in process	159,121	139,328
Prepaid, deferred and refundable income taxes	20,708	20,999
Other current assets	31,288	19,927
Total current assets	1,389,320	851,523

Land, buildings and equipment, net	302,488	258,672
Restricted cash	19,080	21,994
Notes and accounts receivable - long-term	5,395	5,076
Investment and advances	167,186	168,193
Goodwill, net	51,573	50,982
Other intangible assets, net	62,004	64,066
Asbestos-related insurance recovery receivable	350,322	321,008
Other assets	91,081	98,621
Deferred income taxes	127,574	54,571
TOTAL ASSETS	$2,566,023	$1,894,706

LIABILITIES, TEMPORARY EQUITY AND SHAREHOLDERS’ EQUITY/(DEFICIT)
Current Liabilities:
Current installments on long-term debt	$21,477	$21,459
Accounts payable	263,715	233,815
Accrued expenses	288,658	300,457
Billings in excess of costs and estimated earnings on uncompleted contracts	622,422	410,676
Income taxes	51,331	31,157
Total current liabilities	1,247,603	997,564

Long-term debt	181,492	293,953
Deferred income taxes	66,522	37,406
Pension, postretirement and other employee benefits	385,976	269,147
Asbestos-related liability	424,628	466,163
Other long-term liabilities	166,169	141,107
Deferred accrued interest on subordinated deferrable interest debentures	0	2,697
Minority interest	29,923	27,827
Commitments and contingencies
TOTAL LIABILITIES	2,502,313	2,235,864

Temporary Equity:
Non-vested restricted share awards subject to redemption	983	0
TOTAL TEMPORARY EQUITY	983	0

Shareholders' Equity/(Deficit):
Preferred shares	0	0
Common shares	690	575
Paid-in capital	1,349,492	1,187,518
Accumulated deficit	(944,113)	(1,206,097)
Accumulated other comprehensive loss	(343,342)	(314,796)
Unearned compensation	0	(8,358)
TOTAL SHAREHOLDERS’ EQUITY/(DEFICIT)	62,727	(341,158)
TOTAL LIABILITIES, TEMPORARY EQUITY AND SHAREHOLDERS’ EQUITY/(DEFICIT)	$2,566,023	$1,894,706

Foster Wheeler Ltd. and Subsidiaries
Earnings Per Common Share Reconciliation
(in thousands of dollars, except per share amounts)
Unaudited

	Three months ended December 29, 2006		Year ended December 29, 2006
	Net Earnings	Fully Diluted Earnings/Share	Net Earnings	Fully Diluted Earnings/Share

Net income and earnings per common share, as adjusted	$85,894	$1.20	$196,412	$2.78

Add back:
Net asbestos-related gains/(provision)	(15,533)	(0.22)	100,131	1.42
Prior domestic senior credit agreement fees and expenses	(132)	0.00	(14,955)	(0.21)
Loss on debt reduction initiatives			(12,483)	(0.18)
Closure of GPG Canadian operations	(7,121)	(0.10)	(7,121)	(0.10)
Fair value of additional shares issued as part of the warrant offers (impacts earnings per share only)	0	0.00	0	(0.28)
Net income and earnings per common share, as reported	$63,108	$0.88	$261,984	$3.43